Exhibit 99.1
Iteris Reports 5% Revenue Growth Year Over Year with Significant Increases in GAAP Net Income and Adjusted EBITDA for Fiscal Third Quarter
SANTA ANA, Calif. – February 2, 2021 – Iteris, Inc. (NASDAQ: ITI), the global leader in smart mobility infrastructure management, today reported financial results for its fiscal third quarter 2021 ended December 31, 2020. During the first quarter, the company completed the sale of its Agriculture and Weather Analytics segment to DTN, LLC. The results of the Agriculture and Weather Analytics segment are reported as discontinued operations for all periods presented in this release.

Fiscal Third Quarter 2021 Financial Highlights

•Total revenue of $28.2 million, up 5% year over year
•Total ending backlog of $76.9 million, up 5% sequentially
•Acquisition of TrafficCast International, Inc. on December 7, 2020
•GAAP net loss from continuing operations of $0.3 million, or $(0.01) per share, a $1.0 million, or $0.02 per share, improvement year over year (includes $0.3 million in expenses related to the TrafficCast acquisition)
•Adjusted EBITDA of $1.5 million, a $1.0 million improvement year over year

Management Commentary:

“Despite COVID-19, we are pleased to report another quarter with significant improvements in net income and adjusted EBITDA,” said Joe Bergera, president and CEO of Iteris. “The continued improvements in financial performance demonstrate our own ability to adapt operations to the current environment; however, some of our sub-contractors have experienced temporary COVID-related supply chain and logistics issues that led to project delays, particularly in southern California, and impacted our revenue for the December 31, 2020 period.

“Still, Iteris continues to experience favorable long-term, secular trends. In our fiscal fourth quarter, we will extend our market leadership with the release of further enhancements to our ClearMobility Platform and begin to capture various benefits from our recent acquisition of TrafficCast. These initiatives along with other ongoing activities, such as our focus on annual recurring revenue growth, will continue to strengthen the company’s financial model going forward.”

GAAP Fiscal Third Quarter 2021 Financial Results

Total revenue in the third quarter of fiscal 2021 increased 5% to $28.2 million, compared with $26.7 million in the same quarter a year ago. This revenue increase was driven primarily by a 23% increase in Roadway Sensors offset by an 8% decrease in Transportation Systems.

Operating expenses in the third quarter were consistent with the same quarter a year ago at $12.0 million for both periods.

Operating loss from continuing operations in the third quarter was approximately $0.3 million, which included approximately $0.3 million of acquisition-related expenses, compared with an operating loss of approximately $1.4 million in the same quarter a year ago. Net loss from continuing operations in the third quarter was approximately $0.3 million, or $(0.01) per share, compared with a loss of approximately $1.3 million, or $(0.03) per share, in the same quarter a year ago.

Non-GAAP Fiscal Third Quarter 2021 Financial Results

In addition to results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the company has included the following non-GAAP financial measure: Adjusted income (loss) from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, and restructuring charges (“Adjusted EBITDA”). A discussion of the company’s use of this non-GAAP financial measure is set forth below in the financial statements portion of this release under the heading “Non-GAAP Financial Measures and Reconciliation.”

Adjusted EBITDA in the third quarter was approximately $1.5 million, or 5.2% of total revenues, compared with approximately $0.5 million, or 1.9% of total revenues, in the same quarter a year ago.

Earnings Conference Call

Iteris will conduct a conference call today to discuss its fiscal third quarter results.

Date: Tuesday, February 2, 2021
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: 1-800-437-2398
International dial-in number: +1 323-289-6576
Conference ID: 5637689

To listen to the live or archived webcast of the earnings call or to view the press release, please visit the investor relations section of the Iteris website at www.iteris.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through February 9, 2021. To access the replay dial information, please click here.

About Iteris, Inc.

Iteris is the global leader in smart mobility infrastructure management – the foundation for a new era of mobility. We apply cloud computing, artificial intelligence, advanced sensors, advisory services and managed services to achieve safe, efficient and sustainable mobility. Our end-to-end solutions monitor, visualize and optimize mobility infrastructure around the world to help ensure that roads are safe, travel is efficient, and communities thrive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "may," "will," "can," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s anticipated demand and growth opportunities, conversion of bookings to revenue, the impact and success of new solution offerings, the Company’s recent acquisition, our future performance, growth and profitability, operating results, and financial condition and prospects. Such statements are subject to certain risks, uncertainties, and assumptions that are difficult to predict and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, federal, state and local government budgetary issues, spending and scheduling changes, funding constraints and delays, including in light of the COVID-19 pandemic; the timing and amount of government funds allocated to overall transportation infrastructure projects and the transportation industry; our ability to replace large contracts once they have been completed; the effectiveness of efficiency, cost, and expense reduction efforts; our ability to achieve anticipated benefits from our sale of our Agriculture and Weather Analytics segment; our ability to successfully complete and integrate acquired assets and companies; our ability to specify, develop, complete, introduce, market and gain broad acceptance of our new and existing product and service offerings; risks related to our ability to recruit and/or retain key talent; the potential unforeseen impact of product and service offerings from competitors, increased competition in certain market segments, and such competitors’ patent coverage and claims; any softness in the markets that we address; adverse effects of the COVID-19 pandemic on our vendors and our employees; and the impact of general economic and political conditions and specific conditions in the markets we address, and the possible disruption in government spending and commercial activities, such as the COVID-19 pandemic, import/export tariffs, terrorist activities or armed conflicts in the United States and internationally. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, as contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC's website (www.sec.gov).

Iteris Contact
Douglas Groves
Senior Vice President and Chief Financial Officer
Tel: (949) 270-9643
Email: dgroves@iteris.com

Investor Relations
MKR Investor Relations, Inc.
Todd Kehrli
Tel: (213) 277-5550
Email: iti@mkr-group.com

ITERIS, INC.
UNAUDITED CONDENSED CONSOLIDATED
BALANCE SHEETS
(in thousands)

	December 31, 2020	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$14,398	$14,217
Restricted cash	263	146
Short-term investments	8,140	11,556
Trade accounts receivable, net	20,962	16,706
Unbilled accounts receivable	9,515	9,848
Inventories	4,607	3,040
Prepaid expenses and other current assets	4,542	2,040
Assets held for sale, current portion	44	1,476
Total current assets	62,471	59,029
Property and equipment, net	1,900	1,835
Right-of-use assets	11,760	12,598
Intangible assets, net	14,922	6,066
Goodwill	28,348	20,590
Other assets	1,576	1,213
Assets held for sale, noncurrent portion	96	626
Total assets	$121,073	$101,957
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$6,698	$8,101
Accrued payroll and related expenses	9,819	7,508
Accrued liabilities	5,448	3,665
Deferred revenue	7,019	4,413
Liabilities held for sale, current portion	883	2,828
Total current liabilities	29,867	26,515
Long-term liabilities	13,684	11,958
Liabilities held for sale, noncurrent portion	310	357
Total liabilities	43,861	38,830
Stockholders’ equity	77,212	63,127
Total liabilities and stockholders’ equity	$121,073	$101,957

ITERIS, INC.
UNAUDITED CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019

Product revenues	$16,380	$12,960	$47,039	$41,272
Service revenues	11,790	13,777	38,387	37,218
Total revenues	28,170	26,737	85,426	78,490
Cost of product revenues	8,413	6,580	25,826	22,626
Cost of service revenues	8,107	9,524	25,724	24,969
Cost of revenues	16,520	16,104	51,550	47,595
Gross profit	11,650	10,633	33,876	30,895
Operating expenses:
Selling, general and administrative	10,148	10,543	28,117	30,356
Research and development	1,435	1,213	3,483	3,115
Amortization of intangible assets	376	230	836	527
Restructuring charges	—	—	619	—
Total operating expenses	11,959	11,986	33,055	33,998
Operating income (loss)	(309)	(1,353)	821	(3,103)
Non-operating income (expense):
Other income, net	30	43	2	150
Interest income, net	11	67	108	148
Income (loss) from continuing operations before income taxes	(268)	(1,243)	931	(2,805)
(Provision) benefit for income taxes	7	(9)	(55)	(35)
Net income (loss) from continuing operations	(261)	(1,252)	876	(2,840)
Income (loss) from discontinued operations before gain on sale, net of tax	18	(816)	(1,646)	(2,987)
Gain on sale of discontinued operations, net of tax	31	—	11,319	—
Net income (loss) from discontinued operations, net of tax	49	(816)	9,673	(2,987)
Net income (loss)	$(212)	$(2,068)	$10,549	$(5,827)

Income (loss) per share - basic:
Income (loss) per share from continuing operations	$(0.01)	$(0.03)	$0.02	$(0.07)
Income (loss) per share from discontinued operations	0.00	$(0.02)	$0.24	$(0.08)
Net income (loss) per share	$(0.01)	$(0.05)	$0.26	$(0.15)

Income (loss) per share - diluted:
Income (loss) per share from continuing operations	$(0.01)	$(0.03)	$0.02	$(0.07)
Income (loss) per share from discontinued operations	$0.00	$(0.02)	$0.23	$(0.08)
Net income (loss) per share	$(0.01)	$(0.05)	$0.25	$(0.15)

Shares used in basic per share calculations	41,212	40,593	40,978	38,466
Shares used in diluted per share calculations	41,212	40,593	41,543	38,466

ITERIS, INC.
UNAUDITED SEGMENT REPORTING DETAILS
(in thousands)

	Roadway Sensors	Transportation Systems	Iteris, Inc.
Three Months Ended December 31, 2020
Product revenues	$13,966	$2,414	$16,380
Service revenues	97	11,693	11,790
Total revenues	$14,063	$14,107	$28,170

Segment operating income	$2,702	$1,979	$4,681
Corporate expenses			(4,329)
Amortization of intangible assets			(376)
Acquisition costs			(285)
Operating income			$(309)

Three Months Ended December 31, 2019
Product revenues	$11,351	$1,609	$12,960
Service revenues	72	13,705	13,777
Total revenues	$11,423	$15,314	$26,737

Segment operating income	$1,487	$2,669	$4,156
Corporate expenses			(5,208)
Amortization of intangible assets			(230)
Acquisition costs			(71)
Operating loss			$(1,353)

	Roadway Sensors	Transportation Systems	Iteris, Inc.
	(In thousands)
Nine Months Ended December 31, 2020
Product revenues	$41,252	$5,787	$47,039
Service revenues	337	38,050	38,387
Total revenues	$41,589	$43,837	$85,426

Segment operating income	$8,896	$6,538	$15,434
Corporate expenses			(12,873)
Amortization of intangible assets			(836)
Restructuring charges			(619)
Acquisition costs			(285)
Operating income			$821

Nine Months Ended December 31, 2019
Product revenues	$36,602	$4,670	$41,272
Service revenues	184	37,034	37,218
Total revenues	$36,786	$41,704	$78,490

Segment operating income	$6,043	$6,177	$12,220
Corporate expenses			(14,129)
Amortization of intangible assets			(527)
Acquisition costs			(667)
Operating loss			$(3,103)

ITERIS, INC.
Non-GAAP Financial Measures and Reconciliation

In addition to results presented in accordance with GAAP, the company has included the following non-GAAP financial measure in this release: Adjusted income (loss) from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, and restructuring charges (“Adjusted EBITDA”).

When viewed with our financial results prepared in accordance with GAAP and accompanying reconciliations, we believe Adjusted EBITDA provides additional useful information to clarify and enhance the understanding of the factors and trends affecting our past performance and future prospects. We define this measure, explain how it is calculated and provide reconciliations of this measure to the most comparable GAAP measure in the table below. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to net cash provided by operating activities as measures of our liquidity. The presentation of this measure should not be interpreted to mean that our future results will be unaffected by unusual or nonrecurring items.

We use the Adjusted EBITDA non-GAAP operating performance measure internally as a complementary financial measure to evaluate the performance and trends of our businesses. We present Adjusted EBITDA and the related financial ratios, as applicable, because we believe that measures such as these provide useful information with respect to our ability to meet our operating commitments.

Adjusted EBITDA and the related financial ratios have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:
•They do not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
•They do not reflect changes in, or cash requirements for, our working capital needs;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;
•They are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•They do not reflect the impact on earnings of charges resulting from matters unrelated to our ongoing operations; and
•Other companies in our industry may calculate Adjusted EBITDA differently from us, limiting their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA and the related financial ratios should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information. See our Condensed Consolidated Financial Statements contained in this Press Release. However, in spite of the above limitations, we believe that Adjusted EBITDA and the related financial ratios are useful to an investor in evaluating our results of operations because these measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;
•Help investors to evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating performance; and
•Are used by our management team for various other purposes in presentations to our Board of Directors as a basis for strategic planning and forecasting.

The following financial items have been added back to or subtracted from our net income when calculating Adjusted EBITDA:
•Interest expense. Iteris excludes interest expense because it does not believe this item is reflective of ongoing business and operating results. This amount may be useful to investors for determining current cash flow.
•Income tax. This amount may be useful to investors because it represents the taxes which may be payable for the period and the change in deferred taxes during the period, and may reduce cash flow available for use in our business.

•Depreciation. Iteris excludes depreciation expense primarily because it is a non-cash expense. These amounts may be useful to investors because it generally represents the wear and tear on our property and equipment used in our operations.
•Amortization. Iteris incurs amortization of intangible assets in connection with acquisitions. Iteris also incurs amortization related to capitalized software development costs. Iteris excludes these items because it does not believe that these expenses are reflective of ongoing operating results in the period incurred. These amounts may be useful to investors because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights.
•Stock-based compensation. These expenses consist primarily of expenses from employee and director equity based compensation plans Iteris excludes stock-based compensation primarily because they are non-cash expenses and Iteris believes that it is useful to investors to understand the impact of stock-based compensation to its results of operations and current cash flow.
•Restructuring charges. These expenses consist primarily of employee separation expenses, facility termination costs, and other expenses associated with Company restructuring activities. Iteris excludes these expenses as it does not believe that these expenses are reflective of ongoing operating results in the period incurred. These amounts may be useful to our investors in evaluating our core operating performance.
•Acquisition costs. In connection with its business combinations, Iteris incurs professional service fees, changes to the fair value of contingent consideration, and other direct expenses. Iteris excludes such items as they are related to acquisitions and have no direct correlation to the operation of Iteris’ business. These amounts may be useful to our investors in evaluating our core operating performance.
•Executive severance and transition costs. Iteris excludes executive severance and transition costs because it does not believe that these expenses are reflective of ongoing operating results in the period incurred. These amounts may be useful to our investors in evaluating our core operating performance.

Reconciliations of net income (loss) from continuing operations to Adjusted EBITDA and the presentation of Adjusted EBITDA as a percentage of net revenues were as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
	(In Thousands)		(In Thousands)
Net (loss) income from continuing operations	$(261)	$(1,252)	$876	$(2,840)

Income tax (benefit) expense	(7)	9	55	35
Depreciation expense	183	197	551	576
Amortization expense	512	373	1,236	872
Stock-based compensation	740	561	2,071	1,779
Other adjustments:
Restructuring charges	—	—	619	—
Acquisition costs	285	71	285	667
Executive severance and transition costs	$—	$553	$—	$553
Total adjustments	1,713	1,764	4,817	4,482
Adjusted EBITDA	$1,452	$512	$5,693	$1,642
Percentage of total revenues	5.2%	1.9%	6.7%	2.1%